Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT is entered into as of January 23, 2013 between The Boeing Company (“Boeing”) and Boeing Capital Corporation (“BCC”).

WHEREAS, Boeing and BCC entered into a Support Agreement dated as of December 23, 2003 (the “Support Agreement”); and

WHEREAS, on January 23, 2013, Boeing issued a guaranty (the “2000 Indenture Guarantee”) of all of the outstanding debt securities issued by BCC under the Senior Indenture dated as of August 31, 2000 between BCC and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company) and a guaranty (the “1987 Indenture Guarantee”) of all of the outstanding debt securities issued by BCC under the Indenture dated as of April 15, 1987 between BCC (formerly McDonnell Douglas Finance Corporation) and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as amended by the First Supplemental Indenture thereto dated as of June 12, 1995 (the 2000 Indenture Guarantee and the 1987 Indenture Guarantee referred to herein as the “Guarantees”); and

WHEREAS, as a result of the direct protection provided to holders of BCC debt pursuant to the Guarantees, Boeing and BCC wish to terminate the Support Agreement.

NOW, THEREFORE, Boeing and BCC hereby agree as follows:

1. Termination of Support Agreement. Pursuant to Section 7 of the Support Agreement, the Support Agreement shall be terminated effective as of February 22, 2013, subject to the satisfaction of the condition set forth in Section 2 below.

2. Condition to Effectiveness. The termination of the Support Agreement as of February 22, 2013 is subject to either public confirmation by, or receipt by Boeing or BCC of confirmation from, each of Moody’s Investors Service, Standard & Poor’s, and Fitch Ratings on or before such date that such termination does not adversely affect the credit ratings of the debt of BCC.

THE BOEING COMPANY		BOEING CAPITAL CORPORATION

By:	/s/ David A. Dohnalek	By:	/s/ Maurita B. Sutedja
	David A. Dohnalek		Maurita B. Sutedja
	Vice President and Treasurer		Treasurer